                                                                      Exhibit 20



                          Key Auto Finance Trust 1997-1
             Monthly Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  December 1 to December 31, 1998
Distribution Date:  January 15, 1999

Statement for Class A and Class B Noteholders and Certificateholders                             Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                          Class A/Class B
                                                                                                   Certificate Amount
                                                                                              -----------------------------
(i)  Principal Distribution
          Class A-1 Note  Amount                                                    8,545,430.42         28.4847681
          Class A-2 Note  Amount                                                            0.00          0.0000000
          Class A-3 Note  Amount                                                            0.00          0.0000000
          Class B  Note  Amount                                                             0.00          0.0000000
          Certificates  Amount                                                              0.00          0.0000000


(ii)  Interest Distribution
          Class A-1 Note  Amount                                                       77,973.06          0.2599102
          Class A-2 Note  Amount                                                      332,750.00          5.0416667
          Class A-3 Note  Amount                                                      236,472.63          5.1250000
          Class B  Note  Amount                                                       140,304.00          5.3333333
          Certificates  Amount                                                        112,535.50          6.4166667


(iii)    Total Pool Balance of Notes and Certificates (end of Collection Period)  163,435,043.62


(iv)    Class A-1 Notes Balance (end of Collection Period)                          7,449,043.62
        Class A-1 Pool Factor (end of Collection Period)                                                  0.0248301
        Class A-2 Notes Balance (end of Collection Period)                         66,000,000.00
        Class A-2 Pool Factor (end of Collection Period)                                                  1.0000000
        Class A-3 Notes Balance (end of Collection Period)                         46,141,000.00
        Class A-3 Pool Factor (end of Collection Period)                                                  1.0000000
        Class B Notes Balance (end of Collection Period)                           26,307,000.00
        Class B Pool Factor (end of Collection Period)                                                    1.0000000
        Certificates Balance (end of Collection Period)                            17,538,000.00
        Certificates Pool Factor (end of Collection Period)                                               1.0000000


(v)  Basic Servicing Fee                                                              143,317.06          0.3143015


(vi)   Aggregate Net Losses                                                           414,502.01


(vii)   Reserve Account Balance after Giving Effect to Payments                     6,839,790.00
       Made on Distribution Date
        Specified Reserve Account Balance after Giving Effect to Payments           6,839,790.00
       Made on Distribution Date
        Draws on Reserve Account                                                            0.00
        Deposits to Reserve Account                                                         0.00

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
                          Key Auto Finance Trust 1997-1
             Monthly Statement to Noteholders and Certificateholders
                          Servicer: Key Bank USA, N.A.
                    Indenture Trustee: Bankers Trust Company
                  Owner Trustee: Chase Manhattan Bank Delaware


Collection Period:  December 1 to December 31, 1998
Distribution Date:  January 15, 1999

Statement for Class A and Class B Noteholders and Certificateholders                             Per $1,000 of Original
Pursuant to Section 5.6 of the Sale and Servicing Agreement                                          Class A/Class B
                                                                                                   Certificate Amount
                                                                                              -----------------------------

(viii)   Class A-1 Notes Interest Carryover Shortfall                                       0.00          0.0000000
         Class A-2 Notes Interest Carryover Shortfall                                       0.00          0.0000000
         Class A-3 Notes Interest Carryover Shortfall                                       0.00          0.0000000
         Class B Notes Interest Carryover Shortfall                                         0.00          0.0000000
         Certificates Interest Carryover Shortfall                                          0.00          0.0000000
         Class A-1 Notes Principal Carryover Shortfall                                      0.00          0.0000000
         Class A-2 Notes Principal Carryover Shortfall                                      0.00          0.0000000
         Class A-3 Notes Principal Carryover Shortfall                                      0.00          0.0000000
         Class B Notes Principal Carryover Shortfall                                        0.00          0.0000000
         Certificates Principal Carryover Shortfall                                         0.00          0.0000000


(ix)  Additional Principal Distributable Amount                                             0.00


(x)    Aggregate Purchase Amount of Receivables Repurchased by the Seller
       or purchased by Servicer                                                             0.00


(xi)  Delinquent Contracts

                                                                                      Number          Balance
                                                                             ---------------------------------------------------
           30-59 Days                                                                   742            6,811,334.70
           60-89 Days                                                                   163            1,525,787.76
           90 Days or More                                                              189            1,410,629.51




Additional Information Requested by Bloomberg:
----------------------------------------------

Weighted Average Coupon of Remaining Portfolio (WAC)                                                            0.1286008
Weighted Average Remaining Term of Remaining Portfolio                                                         36.1380605

Net Loss Ratio as of Each Collection Period
     (i)   Second Preceding Collection Period                                                                   0.0026934
     (ii)   Preceding Collection Period                                                                         0.0035456
     (iii)  Current Collection Period                                                                           0.0024102
     (vi) Three Month Average                                                                                   0.0028831

Ending Portfolio Balance                                                                              163,435,043.62

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